SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 7, 2004

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	0-24068	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS 77057
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 787-0977

ITEM 7.                             FINANCIAL STATEMENTS AND EXHIBITS

(C)                                EXHIBIT

The following exhibit is filed herewith:

99.1 Press release of Consolidated Graphics, Inc. (the “Company”) dated January 7, 2004, related to the announcement that its management will be making a presentation at an investor conference scheduled for January 8-9, 2004.

ITEM 9.                             REGULATION FD DISCLOSURE

The information in Item 9. of this report is being furnished in accordance with Regulation FD and not “filed” with the Securities and Exchange Commission. Accordingly, such information is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, and will not be so incorporated by reference into any future registration statement unless specifically identified as being incorporated by reference.

On January 7, 2004, the Company issued a press release announcing that it will be presenting an overview of the company at the First Annual Palm Beach Emerging Growth Institutional Investor Forum sponsored by Sidoti & Company, LLC on January 8-9, 2004.  Joe R. Davis, Chairman and Chief Executive Officer, and G. Christopher Colville, Executive Vice President and Chief Financial Officer, will be conducting the presentation. Management’s presentation will be made concurrently available on the Company’s website at www.consolidatedgraphics.com.

Management’s presentation will contain certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company provides the following qualitative and quantitative reconciliations regarding the non-GAAP financial measures to be contained in management’s presentation.  The sum of quarterly amounts in the accompanying tables may not equal six month or full year amounts due to rounding differences.

The Company defines EBITDA as our pre-tax earnings plus interest expense, depreciation, goodwill impairment and amortization expenses.  The Company uses EBITDA both as a liquidity and performance measure when evaluating its business and operations.  EBITDA should not be considered as an alternative to any measure of operating results as promulgated under GAAP (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance or our ability to satisfy current or future obligations and fund or finance future business opportunities. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of the Company’s results and liquidity.

	Fiscal				Fiscal 2004
($MM)	2000	2001	2002	2003	Q1 04	Q2 04	6ME 04
Income (loss) before income taxes and accounting change	64.1	37.3	27.8	(8.7)	5.8	7.8	13.6

Depreciation and amortization	32.9	38.8	41.3	37.4	8.8	9.0	17.8

Interest expense	13.6	21.0	15.2	10.2	2.0	1.8	3.7

Goodwill impairment	—	1.1	—	38.0	—	—	—

EBITDA	110.6	98.2	84.3	76.9	16.6	18.6	35.1

The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures for property, plant and equipment, including capital expenditures which are directly financed.  The Company considers Free Cash Flow to be an important indicator of our operating flexibility and is a representative measure of our ability to satisfy current and future obligations and fund or finance future business opportunities.

	Fiscal				Fiscal 2004
($MM)	2000	2001	2002	2003	Q1 04	Q2 04	6ME 04
Net cash provided by operating activities	68.3	68.1	69.8	95.4	20.2	18.7	38.8

Capital expenditures	62.5	36.9	22.1	21.2	3.0	6.4	9.4

Free cash flow	5.8	31.2	47.7	74.2	17.2	12.3	29.4

The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by Sales.  We define Adjusted Operating Income as Operating Income plus goodwill amortization and impairment.  Adjusted Operating Income is an important performance measure used by the Company to analyze and compare post-acquisition financial trends and results of its various operations.

	Fiscal				Fiscal 2003				Fiscal 2004
($MM)	2000	2001	2002	2003	Q1 03	Q2 03	Q3 03	Q4 03	Q1 04	Q2 04	6ME 04
Sales	624.9	683.4	643.9	710.3	176.1	181.8	186.3	166.1	165.8	174.6	340.5

Operating income	77.6	58.1	42.9	1.4	11.0	11.4	11.7	(32.7)	7.7	9.6	17.3

Goodwill impairment	—	1.1	—	38.0	—	—	—	38.0	—	—	—

Goodwill amortization	2.3	5.3	5.4	—	—	—	—	—	—	—	—

Adjusted operating income	79.9	64.5	48.3	39.4	11.0	11.4	11.7	5.3	7.7	9.6	17.3

Adjusted operating margin	12.8%	9.4%	7.5%	5.6%	6.3%	6.3%	6.3%	3.2%	4.7%	5.5%	5.1%

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ G. Christopher Colville

G. CHRISTOPHER COLVILLE
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY

Date: January 7, 2004